                                                                     Exhibit 4.2


NUMBER             COMMON STOCK PURCHASE WARRANT CERTIFICATE            WARRANT
--------                                                              ----------

--------                                                              ----------

                            PACIFIC SOFTWORKS, INC.

THIS CERTIFIES that, for value received                                 CUSIP


or registered assigns (the "Registered Holder") as the                      This Warrant Certificate is not valid unless
owner of the number of Common Stock Purchase Warrants                  countersigned by the Warrant Agent.
("Warrants") specified above. Each Warrant initially
entitles the Registered Holder to purchase, subject to the                  IN WITNESS WHEREOF, the Company has caused this
terms and conditions set forth in this Certificate and the             Warrant Certificate to be duly executed, manually or in
Warrant Agreement (as hereinafter defined, one (1) fully               facsimile, by two of its officers thereunto duly
paid and nonassessable share of Common Stock, $0.001 par               authorized and a facsimile of its corporate seal to
value ("Common Stock"), of Pacific Softworks, Inc., a                  be imprinted hereon.
California corporation (the "Company"), at any time for a
period of 24 months from date of prospectus, upon the                  PACIFIC SOFTWORKS, INC.
presentation and surrender of this Warrant Certificate, with
the Subscription Form on the reverse hereof, duly executed             Dated:
at the corporate office of American Securities Transfer &
Trust, Inc., as Warrant Agent or its successor (the "Warrant                     By:
Agent"), accompanied by payment of $7.50 (the "Purchase
Price"), in lawful money of the United States of America in                                          President
cash or by official bank or certified check made payable to            [PACIFIC SOFTWORKS INC.
the order of the Company.                                              CORPORATE SEAL CALIFORNIA]    Secretary

     This Warrant Certificate and each Warrant represented             COUNTERSIGNED AND REGISTERED:
hereby are issued pursuant to and are subject in all                   AMERICAN SECURITIES TRANSFER & TRUST, INC.
respects to the terms and conditions set forth in the                  P.O. Box 1590
Warrant Agreement dated __________________ (the "Warrant               Denver, Colorado 80201
Agreement"), by and between the Company and the Warrant
Agent.                                                                 By__________________________________________
                                                                           Warrant Agent Authorized Signature
     In the event of certain contingencies provided for in the
Warrant Agreement, the Purchase Price, at the number of
shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby, is subject to
modification or adjustment.
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                            PACIFIC SOFTWORKS, INC.


      The following abbreviations when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

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
      TEN COM - as tenants in common               UNIF GIFT MIN ACT -        Custodian
      TEN ENT - as tenants by the entireties                           ----------------------
      JT TEN  - as joint tenants with right                            (Cust)         (Minor)
                  of survivorship and not as
                  tenants in common                                    under Uniform Gifts to Minors
                                                                       Act
                                                                          -------------------
                                                                                (State)


    Additional abbreviations may also be used though not in the above list.


                               SUBSCRIPTION FORM
                          To Be Executed by the Holder
                         in Order to Exercise Warrants


      The undersigned hereby elects to exercise ___________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities be issued in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER


-----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Please print or type name and address


and be delivered to

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                     Please print or type name and address


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


      Dated:                              X
            ------------------              ------------------------------------
                                          X
                                            ------------------------------------

Address:                                  --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

Signature Guaranteed:



                                   ASSIGNMENT
                    (To be Executed by the Registered Holder
                          in Order to Assign Warrants)


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

FOR VALUE RECEIVED, ______________________________________________ hereby sells,

assigns and transfers to _______________________________________________________

________________________________________________________________________________
               (Please Print Name and Address Including Zip Code)

________________________________________________________________________________

Warrants represented by this Warrant Certificate and hereby irrevocable constitutes and appoint ________________________________________________________

________________________________________________________________________________

Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


                              Signature  X
                                           -------------------------------------

                                         X
                                           -------------------------------------


Signature(s) Guaranteed:

------------------------------


The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-16.